Exhibit 24.2

STRATEGIC STORAGE TRUST IV, INC.

POWER OF ATTORNEY

The undersigned director of STRATEGIC STORAGE TRUST IV, INC. (the “Company”) hereby constitutes and appoints Matt F. Lopez and H. Michael Schwartz, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-11 initially filed with the Securities and Exchange Commission (the “SEC”) on July 22, 2016, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of April 11, 2018, by the following person in the capacity indicated below.

Signature	Title	Date

/s/ Alexander S. Vellandi Alexander S. Vellandi	Independent Director	April 11, 2018